THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

REGULATION S SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made effective as of the 30th day of March, 2005.

BETWEEN:

THE SUBSCRIBER LISTED ON THE EXECUTION PAGE TO THIS AGREEMENT

(hereinafter called the "Subscriber")

OF THE FIRST PART

AND:

CARLETON VENTURES CORP., a Nevada corporation

(hereinafter called the “Company")

OF THE SECOND PART

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                       DEFINITIONS

1.1                     The following terms will have the following meanings for all purposes of this Agreement.

(a)	"Agreement" shall mean this Agreement, and all schedules and amendments to in the Agreement.

(b)	“Common Stock” means the shares of Common Stock of the Company, $0.001 par value per share.

(c)	"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

(d)	“Subscriber” shall mean the Subscriber executing the signature page to this Agreement.

(e)	"Offering" shall mean the offering of up to 8,000,000 Shares by the Company.

(f)	“Purchase Price” means the purchase price payable by the Subscriber to the Company in consideration for the purchase and sale of the Shares in accordance with Section 2.1 of this Agreement.

(g)	"SEC" shall mean the United States Securities and Exchange Commission.

(h)	"Securities Act" shall mean the United States Securities Act of 1933, as amended.

(i)	"Shares" means those Common Stock to be purchased by the Subscriber.

1.2                     The following schedules are attached to and form part of this Agreement:

                           Schedule A                       British Columbia Accredited Investor Questionnaire
                           Schedule B                       Ontario Accredited Investor Questionnaire

1.3                     All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

2.                       PURCHASE AND SALE OF SHARES

2.1                     Subject to the terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.10 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

2.2                     The Purchase Price is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement and will be advanced to the Company or its solicitors. The Subscriber acknowledges that if the funds are advanced to the Company’s solicitors, the solicitors shall release such funds to the Company on confirmation by the Company that it will accept the subscription.

2.3                     Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for the Purchase Price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

2.4                     Any acceptance by the Company of the Subscription is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

2.5                     Pending acceptance of this subscription by the Company, all funds paid by the Subscriber shall be deposited by the Company and immediately available to the Company for its corporate purposes. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

2.6                     The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Agreement to the Subscriber’s address indicated on the signature page of this Agreement.

2.7                     The Subscriber acknowledges and agrees that the subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.

2.8                     The Company may file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the Subscriber of the Shares (the “Registration Statement”). The Company will not have any obligation to file the Registration Statement or to otherwise register the resale of the Shares. The Subscriber will provide the Company with all information regarding the Subscriber as is necessary to complete the Registration Statement.

3.                       REGULATION S AGREEMENTS OF THE SUBSCRIBER

3.1                     The Subscriber represents and warrants to the Company that the Subscriber is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Subscribers [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

3.2                     The Subscriber acknowledges that the Subscriber was not in the United States at the time the offer to purchase the Shares was received and the Subscriber was not in the United States at the time this Agreement was executed.

3.3                     The Subscriber acknowledges that the Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Subscriber in accordance with Regulation S of the Securities Act.

3.4                     The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

3.5                     The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or pursuant to this Agreement.

3.6                     The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

3.7                     The Subscriber acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

4.                       REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber, represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the sale of the Shares to such Subscriber:

4.1                     The Subscriber is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares.

4.2                     The Subscriber has had full opportunity to review the Company’s filings with the SEC pursuant to the Securities Exchange Act of 1934, including the Company’s annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and additional information regarding the business and financial condition of the Company. The Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Company. The Subscriber has had full opportunity to discuss this information with the Subscriber’s legal and financial advisers prior to execution of this Agreement.

4.3.                     The Subscriber acknowledges that the offering of the Shares by the Company has not been reviewed by the SEC and that the Shares are being issued by the Company pursuant to an exemption from registration under the Securities Act.

4.4                     The Subscribers understands that the Shares it is purchasing are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Subscriber represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.5                     The Shares will be acquired by the Subscriber for investment for the Subscriber's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

4.6                     An investment in the Company is highly speculative and only Subscribers who can afford the loss of their entire investment should consider investing in the Company and the Shares. The Subscriber is financially able to bear the economic risks of an investment in the Company.

4.7                     The Subscriber recognizes that the purchase of the Shares involves a high degree of risk in that the Company is in the early stages of development of its business and may require substantial funds in addition to the proceeds of this private placement.

4.8                     The Subscriber is not aware of any advertisement of the Shares.

4.9                     This Agreement has been duly authorized, validly executed and delivered by the Subscriber.

4.10                   The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Shares; and (v) any restrictions on transfer applicable to any disposition of the Shares imposed by the jurisdiction in which the Subscriber is resident.

5.                       BRITISH COLUMBIA MATTERS

5.1                     The Subscriber represents and warrants to the Company that the Subscriber is one of the following [Initial (a), (b) or (c), as appropriate, and complete (b) or (c), if applicable]:

INITIAL

“D Higgs”	(a)
an “Accredited Investor” as defined by (i) Subsection 1.1 of Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission and as outlined in Schedule A attached to this Subscription Agreement.

“D Higgs”	(b)	a close personal friend of Dennis Higgs (Brother)___, an officer or director of the Company.

A close personal friend is an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.

“D Higgs”	(c)	a business associate of Dennis Higgs (Brother)___, an officer or director of the Company.

A close business associate is an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the purchaser and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

SUBSCRIBERS WHO ARE PURCHASING AS “ACCREDITED INVESTORS” MUST COMPLETE AND SIGN THE ACCOMPANYING ACCREDITED INVESTOR QUESTIONNAIRE ATTACHED HERETO AS SCHEDULE A.

5.2                     The Subscriber acknowledges that the Shares may not be sold or otherwise disposed of for value in British Columbia, except pursuant to either a prospectus or statutory exemption available only in specific and limited circumstances. The Subscriber acknowledges that the Company is not a reporting issuer in the Province of British Columbia and has no plans to become a reporting issuer in the Province of British Columbia.

6.                       ONTARIO MATTERS

6.1                     If the Subscriber is a resident of Ontario, the Subscriber represents and warrants to the Company that the Subscriber is an “accredited investor” as defined in Ontario Securities Commission Rule 45-501, as outlined in Schedule B, and the Subscriber has completed and delivered to the Company the form of Accredited Investor Questionnaire attached hereto as Schedule B.

7.                       MISCELLANEOUS

7.1                     Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its head office at Suite 306, 1140 Homer Street, Vancouver, British Columbia, Attention: Mr. Dennis Higgs, Director, and to the Subscriber at his/her address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

7.2                     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

7.3                     This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein. The parties hereby submit to personal jurisdiction in the Courts of the Province of British Columbia for the enforcement of this Agreement and waive any and all rights under the laws of any state to object to jurisdiction within the Province of British Columbia for the purposes of litigation to enforce this Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Number of Shares Subscribed For:	1,455,000 Shares

Signature of Subscriber:	/s/ Darcy Higgs

Name of Subscriber:	Darcy Higgs

Address of Subscriber:	4756 Drummond Drive

Vancouver, B.C.

V6T 1B4

ACCEPTED BY:

CARLETON VENTURES CORP.

Signature of Authorized Signatory:	/s/ Aileen Lloyd

Name of Authorized Signatory:	Aileen Lloyd

Position of Authorized Signatory:	Director

Date of Acceptance:	April 15, 2005

SCHEDULE A

ACCREDITED INVESTOR QUESTIONNAIRE (BRITISH COLUMBIA/ALBERTA)

(Capitalized terms not specifically defined in this Form have the meaning ascribed to them in the Subscription Agreement to which this Form is attached.)

In connection with the execution of the Subscription Agreement to which this Form is attached, the undersigned (the “Subscriber”) represents and warrants to the Company that the Subscriber is an “accredited investor” as defined in Multilateral Instrument 45-103 by virtue of being (please place an “X” on the appropriate line):

Category 1	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada)

Category 2	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)

Category 3	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act

Category 4
a subsidiary of any person or company referred to in Categories 1 to 3, if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

Category 5
a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)

Category 6	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in Category 5

Category 7	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada

Category 8	a municipality, public board or commission in Canada

Category 9	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

Category 10	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada

Category 11
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000

Category 12
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year

Category 13
a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements

Category 14	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors

Category 15
a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts

Category 16
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account

Category 17
a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser

Category 18
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded

Category 19	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories 1 through 5 and Category 10 in form and function, or

Category 20
a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors

The statements made in this Form are true and accurate to the best of my information and belief and the Subscriber will promptly notify the Underwriters and the Company of any changes in the answers.

Dated March 30, 2005.

X /s/ Darcy Higgs
Signature of individual (if Subscriber is an individual)

X
Authorized signatory (if Subscriber is not an individual)

DARCY HIGGS
Name of Subscriber (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

For the purposes hereof:

(a)
“Canadian financial institution” means a bank, loan corporation, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confédération des caisses populaires et d’économie Desjardins du Québec;

(b)
“eligibility adviser” means an investment dealer or equivalent category of registration, registered under the securities legislation of a jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(c)	"financial assets " means cash and securities;

(d)
“fully managed account” means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction; and

(e)	"related liabilities" means:

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

	(ii)	liabilities that are secured by financial assets.